Exhibit 99.1

Game Your Game Issues Letter to Shareholders

AI-Powered Golf Technology Platform With Global Adoption Across 140+ Countries, 36,000+ Mapped Courses, and an Estimated 300 Million Tracked Shots

PALO ALTO, Calif. — August 20, 2026 — Game Your Game, Inc. (Nasdaq: GYGY) (“Game Your Game” or the “Company”), an AI-powered sports performance technology company focused on the golf industry, has issued today the following letter to its shareholders to provide an overview of the Company’s product offerings and business model.

Dear Shareholders,

GameGolf has been part of the global golfing industry since 2014. From April 30, 2014, in connection with the commercial launch of the GameGolf platform in February 2014 (including the previously offered legacy GameGolf Classic and GameGolfLIVE devices), until January 24, 2024, our platform has been used in over 140 countries, has mapped more than 36,000 courses, tracked over 3 million rounds, and captured an estimated 300 million shots. We believe those numbers represent a decade of trust, a loyal community, and an extensive dataset of mapped courses and tracked shots.

A Comprehensive Redesign

Over the past several years, we redesigned our hardware and rebuilt our firmware, middleware, and application stack from scratch. We call the result of this redesign the GameGolf KZN AI platform, KZN derived from Kaizen, the Japanese philosophy of continuous improvement. The GameGolf KZN AI device is designed to automatically detect and classify every shot during a round using embedded neural network technology. Smart sensors on each club read accelerometer and gyroscope data to distinguish a real swing from a practice movement, flagging each shot event and transmitting it via Bluetooth to a GPS tracker that pins the shot to its exact location on the course.

The companion GameGolf GPS mobile app delivers real-time distances and a live scorecard. Our web-based Performance Dashboard surfaces strokes gained analytics, shot dispersion maps, club-by-club distance reliability, and scoring trends. At the center of it all is Smart Caddie, our AI-driven recommendation engine that blends a player’s personal shot history and course context to suggest clubs, target lines, and expected scores on each hole, in real time. We plan to incorporate weather and elevation data into these recommendations as that capability is completed.

Our neural networks learn from each player’s swing signatures, tendencies, and course patterns over time. The system is designed to improve with every round played, and as our user base grows, so does the capability of the platform.

Our Strategic Roadmap

We expect to complete the transition from beta to full commercial launch of the GameGolf KZN AI system by the end of September 2026, with an initial limited release to a select group of golfers currently ongoing.

We think about our trajectory in three stages. Today, we have developed a comprehensive, integrated golf platform that brings together hardware, AI, GPS tracking, and performance analytics across skill levels, from beginner to scratch golfer.

We also expect to continuously expand our platform to include coaching integrations, health and wearable connectivity, social play and competition features, and course management tools. We believe that these additions will deepen the platform’s value and create new revenue pathways across consumer, coach, and venue-based channels.

Looking further ahead, Game Your Game has ambitions beyond golf. Our underlying technology architecture, consisting of sensors, geospatial capture, mobile software, and machine learning, is not inherently limited to a single sport. Over time, we expect to leverage the same technology that helps a golfer navigate a par-4 to help other athletes stay connected to the sports they love. We expect to pursue this expansion both organically and through strategic acquisitions, joint ventures, minority investments and other strategic transactions designed to expand our platform, accelerate market penetration and enhance our data and technology capabilities. Beyond golf technology and performance analytics, we may also pursue transactions across the broader sports, entertainment, and experiential ecosystem where we believe we can create value through technology integration, data intelligence, brand leverage, or operational scale.

The Market Opportunity and Our Product Pricing Model

In 2025, 48.1 million Americans age 6 and older played golf, whether on course or in off course golf activities such as tech-enabled ranges, golf simulators or entertainment venues1. In 2024, the R&A reported over 108 million junior and adult golfers (excluding the USA and Mexico)2. Further, the golf GPS and rangefinder market is projected to reach $2.5 billion by 2034, growing at a 9.5% CAGR3. Our system is designed to capture every shot automatically, operate offline, and convert raw data into coaching intelligence.

Our pricing is as follows: the GameGolf KZN AI device sells for $299.99, including a free first-year membership. Thereafter, subscribers pay $9.99 per month, billed annually at $119.88, for continued access to the full platform.

Where We Are Today

Today, we believe we are well funded to support our commercial launch, a buildout of our sales and marketing initiatives, and ongoing product development over the next twelve months.

We are not starting from scratch. We are relaunching with a redesigned product, a recognized brand, a global customer base, and ten years of proprietary data.

We would like to thank you for your continued support, and we look forward to continuing to share our progress.

Sincerely,

Soumya Das

Chief Executive Officer and Chairman

Game Your Game, Inc.

[1]	National Golf Foundation, https://www.ngf.org/the-clubhouse/golf-industry-research/.
[2]	R&A, https://www.randa.org/en/articles/over-100-million-golfers-in-randa-markets-as-global-participation-continues-to-grow.
[3]	Verified Market Reports, https://www.verifiedmarketreports.com/product/golf-gps-and-rangefinder-market/.

No Offer or Solicitation

This letter is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company. In particular, this letter is not an offer of securities for sale into the United States or any other jurisdiction. No offer of securities shall be made in the United States absent registration under the Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

About Game Your Game, Inc.

Game Your Game, Inc. (Nasdaq: GYGY) is an AI-based sports performance tracking company focused on the golf industry. The Company develops and markets the GameGolf KZN AI™ platform — an integrated golf performance ecosystem of proprietary shot-tracking hardware and subscription-based software solutions. The platform leverages advanced GPS tracking, embedded neural network technology, and AI-powered analytics to provide golfers of all skill levels with real-time insights, on-course strategy recommendations, and personalized performance data. Game Your Game’s technology has been adopted by golfers in more than 140 countries, with over 36,000 golf courses mapped and an estimated 300 million tracked shots across the lifetime of its platform. The Company is headquartered in Palo Alto, California. For more information, visit www.gameyourgame.com.

Forward-Looking Statements

This letter contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks and uncertainties, including, but not limited to, the Company’s ability to transition from its beta and initial limited release commercialization stage to the full commercial launch of its GameGolf KZN AI platform timely or at all; the ability of the GameGolf KZN AI platform to perform as intended; the Company’s ability to effectively compete in the golf technology and sports-entertainment market; the Company’s ability to leverage its existing customers, brand and database capability to obtain new and repeat customers of the GameGolf KZN AI platform; the Company’s ability to expand its offerings beyond golf and to expand into other sports-related verticals; the availability of suitable acquisition, joint venture, minority investment or other strategic transaction opportunities on acceptable terms or at all; the Company’s ability to identify and consummate strategic transactions in accordance with its growth strategy; the Company’s ability to integrate any strategic transactions it may consummate with the Company’s business and operations; that the anticipated benefits, synergies or value of any strategic transactions the Company may pursue will not be realized timely or at all; the Company’s ability to retain customers of the GameGolf KZN AI platform; and other factors identified in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Registration Statement on Form S-1 (File No. 333-296763) (as amended, the “Registration Statement”), which was declared effective by the SEC on July 28, 2026, and the final prospectus filed with the SEC pursuant to Rule 424(b)(4) that forms a part of the Registration Statement, and other periodic and current reports filed with the SEC from time to time and available for review at www.sec.gov. Furthermore, the Company operates in a competitive environment where new and unanticipated risks may arise. Accordingly, you should not place any reliance on forward-looking statements as a prediction of actual results. The Company undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this letter.

Investor Relations:

KCSA Strategic Communications

Phil Carlson, Managing Director

GYGY@KCSA.com

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